ARTICLES OF INCORPORATION
                                       of
                               FAR WEST GOLD, INC.

          We, the undersigned natural persons, bona fide residents of Utah, over the age of twenty-one years, associated to establish a corporation for the business purposes hereinafter stated, do hereby act as incorporators of a corporation pursuant to the Utah Business Corporation Act, and we do adopt and declare the following as Articles of Incorporation for the same:

                                   ARTICLE I

          The name of the corporation is: FAR WEST GOLD, INC.

                                  ARTICLE II

          The initial registered agent and the registered office are:

          Registered Agent:      Arthur Blake Thomas

          Registered Office:     10 Exchange Place, Room 304
                                 Salt Lake City, Utah 84111

                                  ARTICLE III

          The duration of this corporation is perpetual.

                                  ARTICLE IV

          The powers of this corporation shall be those enumerated, granted and specified in the Utah Business Corporation Act, or implied therefrom; and any and all powers necessary or convenient to effect any or all of the purposes for which the corporation is organized.

                                  ARTICLE V

          The purposes for which this corporation is organized are:

          Section 1. To generally engage in hard-rock mining,

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uranium,  coal  and/or  the oil and gas  business  for a profit;  to engage  in, conduct ventures in, perform  contracts andhave dealings in all kinds of mineral
operations,   exploration,   geologic  and  engineering  activities,   drilling,
recovery, refining and marketing; and to have dealings in ot her various interests, investments, rights and royalties related to mining and minerals.

          Section 2. To acquire and deal in inventions, appliances, products and ideas. To develop, lease, option, franchise, assemble, manufacture and market. To conduct joint operations, ventures and partnerships.

          Section 3. To buy, sell, hold and deal in non-mineral real property, particularly undeveloped acreage, and to improve and develop the same.

          Section 4. To engage in any and all other lawful business endeavor.

                                  ARTICLE VI

          The aggregate number of shares which this corporation shall have the authority to issue shall be fifty million shares, with a par value of one mill per share; total capital value equating to $50,000.00.

                                   ARTICLE VII

          There shall be but one class of stock, namely common stock. Each share shall be entitled to one vote in shareholder meetings and cumulative voting is denied. All shares shall be non-assessable with equal rights and privileges. Shareholder pre-emptive rights are not accorded shareholders.

                                   ARTICLE VIII

          The Board of Directors shall consist of no less than one nor more than five. The initial Board shall be three Directors, as follows:

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          Arthur Blake Thomas     1108 East 2700 South, #B-14
                                  Salt Lake City, Utah 84106
          Rudolph M. Miller       1982 Roberta Street
                                  Salt Lake City, Utah 84115
          Clinton D. Shurtleff    2590 Elizabeth Street, #2
                                  Salt Lake City, Utah 84106

                                 ARTICLE IX

          This corporation shall not commence business until consideration of at least One Thousand Dollars ($1,000.00) has been paid in to the corporation for the issuance of shares. However, this requirement shall not preclude transactions or the, incurring of indebtedness which is incidental to its organization or to the obtaining of subscriptions to or payment for its shares by the founding group or individuals.

                                 ARTICLE XI

          The following provisions shall govern shareholder meetings:

          Section 1. An annual meeting of the shareholders shall be held at time and place within or without the State of Utah, and in further manner as may be provided in bylaws or other action of the Board of Directors. Failure to hold an annual meeting shall not work a forfeiture or dissolution of the corporation.

          Section 2. Thirty percent (30%) of the shares of common stock entitled to vote shall be necessary to constitute a quorum of shareholders. Affirmative vote of the majority of shares represented shall be the act of the shareholders, at any annual or special meeting -- unless a greater approval is recr.tirad by law concerning a specific subject matter or proposition.

          Section 3. Special meetings of the shareholders may be called by the Board, the Chairman of the Board, the President, or the holders of not less than ten percent (10%) of the shares outstanding.

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                                 ARTICLE XII

          Other provisions regulating the internal affairs of this corporation are:

          Section 1. Board of Directors. The business and affairs of the corporation shall be managed by its board of directors. A director need not be a shareholder. Directors' terms shall continue until proper stockholder meeting is called.and successors are elected and quality. A majority of the Board is necessary to constitute a quorum. Board meetings may be held within or without the state. Unless otherwise later required by bylaws, neither the purpose nor the business to be transacted at any regular or special Board meeting, need be specified in the notice of meeting or waiver thereunto appertaining.

          Section 2. Officers. Corporate officers shall include a president, a vice-president, a secretary and a treasurer. The positions of president and treasurer may, by the Directors, be at any time combined in one person. officers shall be elected by the Board in meeting immediately following annual shareholder meeting, for each year-to-year period (unless replaced or removed by the Board, with officer tenure being at the ultimate discretion of the Board). Duties of the officers are those usually and normally incumbent upon holders of office of that title, subject to specific direction of the Board of Directors and as provided in bylaws. The president shall be the principal executive officer to put into effect the decisions of the Board of Directors, and he shall supervise and control the business and affairs of the corporation subject to the Board decisions, and shall preside at meetings of the shareholders and directors. The vice-president shall perform the duties of the president when the president is absent or unable to act. The secretary shall keep minutes of meetings and have general charge of the stock records of the. corporation

          Section 3. Fiscal Year. Until changed by the Board of Directors, the fiscal period shall end each year on the

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anniversary date (month and year) of incorporation in Utah.

          Section 4. Bylaws. The affairs of this corporation shall be governed by these articles until bylaws are adopted and thereafter shall be governed by these articles and the bylaws. The Board shall have the power to adopt bylaws and to amend same at any regular or special board meeting.

          Section 5. The Board of Directors may authorize any officer or agent to enter into any contract or to execute any instrument for the corporation. Such authority may be general or be confined to specific instances.

          Section 6. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors or the shareholders at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all directors or shareholders, as the case may be.

          Section 7. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the corporation under provisions of these Articles, bylaws or the Utah Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                 ARTICLE XIII

          No contract or other transaction between this corporation and any other corporation or entity shall be affected or invalidated solely by the fact that any director or officer of this corporation is interested in, or is a director or officer of such other corporation or entity -- provided that the extent of the interest and connection of such director or officer shall have been fully or satisfactorily disclosed to this corporation Board of Directors, and no Board member disapproves of such contract or transaction under the circumstances.disclosed.

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          IN  WITNESS  WHEREOF,   we,  the   undersigned,    being  all  of  the
incorporators of FAR WEST GOLD, INC., hereby certify that the facts hereinabove stated are truly set forth and constitute our desire, and we do now accordingly hereunto set our hands to same on this 13th day of July, 1983, at Salt Lake City, Utah.

                                             /s/ Arthur Blake Thomas
                                             -----------------------
                                             Arthur Blake Thomas Residing at:
                                             1180 East 2700 South, #B-14
                                             Salt Lake City, Utah 84106

                                             /s/ Rudolph M. Miller
                                             ---------------------
                                             Rudolph M Miller Residing at:
                                             1982 Roberta Street
                                             Salt Lake City, Utah 84115

                                             /s/ Clinton D. Shurtleff
                                             ------------------------
                                             Clinton D. Shurtleff Residing at:
                                             2590 Elizabeth Street
                                             Salt Lake City, Utah 84106

  STATE OF UTAH               )
                              )ss.
  County of Salt Lake         )

     BE IT KNOWN AND REMEMBERED, that personally appeared before me, Ralph J. Hofen, a Notary Public in and for said County and State afiresaid, ARTHUR BLAKE THOMAS, RUDOLPH M. MILLER and CLINTON D. SHURTLEFF, personally known to me to be the same and being the incorporators and all of same who signed the foregoing Articles of Incorporation; and I having made known to them and each of them the contents of said Articles, they did under oath severally acknowledge their signatures as their free act and deed and that the facts are truly set forth therein.

                        Page Six of Seven Pages

          Given under my hand and seal of office this 13th day of July, 1983, at Salt Lake City, Utah.

                                        /s/ Ralph J. Hofen
                                        ------------------
 (S E A L)                              Notary Public
                                        Residing at: Salt Lake City, Utah

My Commission Expires:

                           Page Seven of Seven Pages

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               FAR WEST GOLD, INC.
Far West Gold, Inc., a corporation organized and existing under and by virtue of the General Corporation and Business Laws of the State of Utah (hereinafter "Corporation" ).
         DOES HEREBY CERTIFY:
         FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth two proposed amendments of the Certificate of Incorporation of Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of Corporation for consideration thereof The resolution setting forth the proposed amendment is as follows:
     RESOLVED: that the Certificate of Incorporation be amended by changing
     Article I thereof so that, as amended, said Article shall be and read as follows:
     "The name of the corporation is Far West Resources, Inc." And be it, FURTHER RESOLVED: that the Cerificate of Incorporation be amended by changing Article VI thereof so that, as amended, said Article shall read as follows:
     "The aggregate number of shares which this corporation shall have authority to issue is 105,000,000 shares, of which 100,000,000 shares shall be $.001 par value Common Stock and 5,000, 000 shares shall be $. 10 par value Preferred Stock. The Common Stock shall have voting rights of one vote per share. The Board of Directors may issue the Preferred Stock from time to time in one or more series, each series to have such voting rights, preference in dividends and in liquidation and such other rights, preferences and conditions as the Board of Directors may designate by an amendment to these Articles of Incorporation by action duly adopted without shareholder action and shareholder action shall not be required therefor. Fully-paid stock of this Corporation shall not be liable to any further call or assessment."
     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, on May 9th, 1996, upon n ' otice in accordance with Section 16-10a-705 of the General Corporation and Business Laws of the State of Utah at which meeting 4,040,320 out of 4,076,300 said shares voting in favor of the amendment constitute a majority of the outstanding shares were voted in favor of the amendments.
     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 16-10a-1003 of the General Corporation and Business Laws of the State of Utah.
     FOURTH: That the capital of said corporation shall not be reduced or by reason of said amendment.
     IN  WITNESS   WHEREOF,   said  Board  of  Directors  has  caused  this
certificate to be signed by Jasbinder Chohan, its Secretary, this 9th day of May, 1996.

Far West Gold, Inc.

/s/ Jasbinder Cholan
--------------------
Jasbinder Chohan, Secretary

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)

                            AMERICAN ALLIANCE CORP.
                            -----------------------
                              Name of Corporation

We the undersigned, PRESIDENT and BRIAN R. FONS, ASSISTANT SECRETARY of AMERICAN ALLIANCE CORP.

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on JUNE 27, 1997, adopted a resolution to amend the original articles as follows:

                Article  1  is hereby amended to read as follows:
                        ---

NAME OF CORPORATION:

American Alliance Corporation





     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is: that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                /s/ Harmel S. Rayat
                                                ---------------------------
                                                President or Vice President

                                                /s/ Kundan S. Rayat
                                                --------------------------------
                                                Secretary or Assistant Secretary

Province of British Columbia  )
                              )ss.
Country of Canada             )

     On June 27, 1997, personally appeared before me, a Notary Public, _____________, who acknowledged that they executed the above instrument.

                                                             /s/
                                                             -------------------
[SEAL]                                                       Signature of Notary

                            Articles of Incorporation
                              (PURSUANT TO NRS 78)
                                 STATE OF NEVADA
                                     [SEAL]
                                 STATE OF NEVADA
                               Secretary of State


1. NAME OF CORPORATION: American Alliance Corp.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: National Registered Agents, Inc. of NV
                        --------------------------------------

Street Address: 400 West King Street,  Carson City 89703
                -----------------------------------------
                Street No. Street Name   City      Zip

Mailing Address (if different):

3. SHARES: (number of shares the corporation is authorized to issue)
  Number of shares with par value: 100,000,000   Parvalue: $.00001
                                   -----------             -------

Number of shares without par value:

4. GOVERNING BOARD: shall be styled as (check one):  x   Directors      Trustees
                                                    --              ---

The FIRST  BOARD OF  DIRECTORS  shall  consist  of  3  members and the names and
addresses are as follows:                          ---

Harmel S. Rayat          1400-400 Burrard Street, Vancouver, B.C.  V6C 3G2
---------------          -------------------------------------------------
Name                     Address                  City/State/Zip

Kundan S. Rayat          1400-400 Burrard Street, Vancouver, B.C.  V6C 3G2
---------------          -------------------------------------------------
Name                     Address                  City/State/Zip

Jasbinder Chohan          1400-400 Burrard Street, Vancouver, B.C.  V6C 3G2
---------------          -------------------------------------------------
Name                     Address                  City/State/Zip

5. PURPOSE (optional-see reverse side): The purpose of the corporation shall be:

--------------------------------------------------------------------------------

6. NRS 78-037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation of its stockholders for damages for breath of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles? Please check one of the following: YES X NO
                                                     ---

7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot bo filed and will be returned to you for correction. Number of pages attached: 1.
                              ---

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signature must be authorized)

Brian R. Fons                  Subscribed and sworn to before me this 9th day of
-------------                  June, 1997
Name (print)                   /s/ Luis A. Uriarte
                               -------------------
                               Notary Public

401 Ocean Drive #312 (Door Code 125) Miami Beach FL 33139-6629
--------------------------------------------------------------
Address                                 City/State/Zip

/s/ Brian R. Fons
-----------------
Signature

9. CERTIRCATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, National Registered Agents, Inc. of NV hereby accept appointment as Resident Agent for the above named corporation.

/s/                                     6/9/97
---------------------------             ------
Signature of Resident Agent             Date

                            Articles of Incorporation
                              (PURSUANT TO NRS 79)
                                 STATE OF NEVADA
                                     [SEAL]

                                 STATE OF NEVADA
                               Secretary of State

                                 Attachment #1

3. SHARES: Continued

The Corporation shall bave the authority to issue 5,000,000 shares of preferred stock, par value $.0001 per sbare, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.

                            American Alliance, Inc.
                                Formed in Nevada

                Federal Employer Identification Number (Tax ID):
                                   98--0180534





                                                             Corporate Creations
                                                                  (305) 672-0686

                           Articles of Incorporation.
                              (PURSUANT TO NRS 78)
                                 STATE OF NEVADA




1. NAME OF CORPORATION: American Alliance, Inc.

2. RESIDENT AGENT: (designated resident agent and STREET ADDRESS in Nevada where process may be served)

   Name of Resident Agent:   National Registered Agents, Inc. of Nevada
   Street Address: 400 West King Street          Carson City   NV   89703

   Mailing Address (if different):______________________________________________

3. AUTHORIZED SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 1,000           Par Value: $-001
                               --------                    --------

Number of. shares without par-value:
                                   -------------

4. GOVERNING BOARD: shall be styled as (check one):  X  Directors'      Trustees
                                                  --------      --------

The FIRST BOARD OF DIRECTORS shall consist of two members and the names and addresse are as follows:


Harmol S.Royat      214-1628 W. 1st Ave Vancouver Canada BC V6J 1G1
--------------      -----------------------------------------------

David A.Gamche      214-1628 W. 1st Ave Vancouver Canada BC V6J 1G1
--------------      -----------------------------------------------


5. PURPOSE: The purpose of the corporation is to conduct or promote any lawful business or purposes.

6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articies? Please check one of the following YES NO

7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate, under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction.
NUMBER OF PAGES ATTACHED

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles:


Corporate Creations International Inc.
-------------------------------------
941 Fourth Street #200 Miami Beach Fl  33139
-------------------------------------  -----
/s/ Greg K. Kuroda
------------------

9. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

National  registered  agents,  Inc.  of Nevada  hereby accepts appointment as
-----------------------------------------------
Resident Agent for the above named corporation.

/s/                                          Date:   1-8-98
------------------                           -----   ------
NATIONAL REGISTERED AGENTS, INC. OF NEVADA

                               SECRETARY OF STATE

                               CORPORATE CHARTER


1, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that AMERICAN ALLIANCE, INC. did on January 9, 1998 file i'n this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on January 9, 1998.



                                                                 /S/ Dean Heller
                                                              Secretary of State

                                             By


                                                             Certification Clerk


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